EXHIBIT 4.12      FORM OF SUBSCRIPTION AGREEMENT FOR DEBENTURE

                           Equity Growth Systems, inc.
                   Accredited Investor Subscription Agreement


         THE SECURITIES REFERRED TO IN THIS OFFERING MEMORANDUM WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGIS TERED UNDER SAID ACT IN THE STATE OF FLORIDA, IN ADDITION, ALL FLORIDA RESI DENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE IS SUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

         THE CLASS A, SERIES A, CONVERTIBLE, SUBORDINATED DEBENTURES WILL NOT BE SUBJECT TO THE PROTECTIVE FEATURES OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE "INDENTURE ACT") PERTAINING TO REQUIRED USE OF AN APPROVED FORM OF TRUST INDENTURE AND THE EMPLOYMENT OF AN INDEPENDENT TRUSTEE TO PROTECT THE INTERESTS OF THE DEBENTURE HOLDERS, PURSUANT TO EXEMPTIVE PROVISIONS OF SECTIONS 304(A)(8) AND 304(B) OF THE INDENTURE ACT AND RULE 4a-1 ADOPTED THEREUNDER (REG.
SECTION 260.4a-1). CONSEQUENTLY, ALL OF THE TERMS OF THE CLASS A, SERIES A, CONVERTIBLE, SUBORDINATED DEBENTURES ARE CONTAINED IN THE DEBENTURE CERTIFICATE AND EACH DEBENTURE HOLDER WILL BE REQUIRED TO MONITOR COMPLIANCE BY THE REGISTRANT WITH ITS OBLIGATIONS THEREUNDER DIRECTLY AND TO TAKE ENFORCEMENT ACTIONS INDIVIDUALLY.

         THESE SECURITIES ARE OFFERED IN RELIANCE ON THE EXEMPTION FROM REGISTRATION REQUIREMENTS IMPOSED BY THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY SECTION 4(6) THEREOF.


                                     TERMS:

1.       General.

(a) (1) This Subscription is part of a limited subscription by accredited investors, as that term is defined in Rule 501 of Securities and Exchange Commission (the "Commission") Regulation D promulgated under authority of the Securities Act of 1933, as amended ("Rule 501", "Regulation D" and the "Act", respectively) for the acquisition of an aggregate of up to $110,000 in principal of Class A, Series A, convertible, subordinated debentures of Equity Growth Systems, inc., a publicly held Delaware corporation with a class of securities currently registered under Section 12 of the Securities Exchange Act of 1934, as amended, in the form annexed hereto and made a part hereof as exhibit 1(a)(1) (the "Registrant" and the "Debentures").


     (2) The hereinafter described subscriber is an "accredited investor" as that term is defined in Rule 501 of Regulation D.


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         (3)      The issuance of the  Debentures is to be effected  pursuant to the exemptive provisions of Section 4(6) of the Act, providing for the issuance of securities solely to accredited investors and Sections 304(a)(8) and 304(b) of the Trust Indenture Act of 1939, as amended (the "Indenture Act").

         (4) The Registrant will, immediately following closing on the first subscription accepted in this limited offering, file a Form D with the Securities and Exchange Commission, as required to permit the contemplated subscription.

(b) (1) Current information concerning the Registrant is contained on the SEC's EDGAR web site on the Internet, including certified financial statements for the period ended December 31, 1998, and unaudited quarterly updates thereto for the period ended March 31, 1999, all of which is hereby incorporated by reference herein (the "34 Act Reports").

         2. Annexed hereto and made a part hereof as exhibit 1(b)(2) is a draft of a current report on Form 8-KSB (the "American Internet 8-KSB")that the Registrant intends to file with the Commission within fifteen days after it acquires the American Internet Subsidiaries (as defined therein), the American Internet 8-KSB being, for purposes of this Agreement, being deemed one of the 34 Act Reports.

(c) (1) The proceeds of this limited offering are to be used to comply with obligations of the Registrant to provide $100,000 in working and expansion capital in conjunction with closing on the acquisition of American Internet Technical Center, Inc. ("American Internet"), as described in the Registrant's report on Form 10-KSB for the year ended December 31, 1998, and for working capital for the Registrant.

         (2) The Registrant may elect to borrow funds required for the purposes identified in Section 1(a)(1) and to repay such loans using proceeds of this limited offering.

         (3) (A) The Registrant's management is of the opinion that the net proceeds from the offering ($110,000) would be sufficient to permit the Registrant to close on the acquisition of American Internet, but that it will require substantial additional capital in order to effect other acquisitions and to properly capitalize American Internet, which it intends to obtain through a private placement of up to $2,000,000 in its securities following closing on the American Internet transaction.

                  (2) No assurances can be provided that required capital will be available in the future.


         (4)      (1)      The Registrant may temporarily invest any unexpended
                           balances   on  hand  in   government    securities,
                           certificates of deposit, money market funds.


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                  (2)      The Registrant  intends to make such investments only
                           temporarily in order to avoid any requirement to register the Registrant under the Investment Company Act of 1940.

                  (3) Any income realized from investment of the net proceeds of this limited offering will be general revenues of the Registrant.

         (5) The Registrant will provide reports on the actual use of proceeds on a quarterly basis until all proceeds have been expended, in its quarterly reports to the Commission on Form 10- QSB.

(d)      Certain risks  associated  with this limited  offering are disclosed in exhibit 1(d) annexed hereto and made a part hereof (the "Material Risk Factors") and prospective investors must carefully review such exhibit prior to making an investment decision.

(5) The Registrant will not pay any commissions or grant of any discounts in conjunction with this limited offering.

2.       Subscription Consideration.

(a) The undersigned Accredited Subscriber hereby subscribes $_____________ in principal amount of the Debentures and will tender payment in full therefor immediately following receipt of an executed copy of this Agreement evincing acceptance of this subscription by the Registrant.

(b) Within 72 hours after receipt of payment for the Debentures, the Registrant's transfer agent will issue and deliver to the Accredited Subscriber, at the Registrant's expense, a certificate for the Debentures.

3.       Accredited Subscriber's Representations, Warranties and Covenants.

         As a material inducement to the Registrant's consideration of the Accredited Subscriber's offer to acquire Debenture(s), the Accredited Subscriber represents, warrants and covenants to the Registrant, as follows:

(a) The Accredited Subscriber is familiar with the requirements for treatment as an "accredited investor" under Regulation D and Section 4(6) of the Securities Act of 1933, as amended (the "Act") and meets one or more of the definitions of an "accredited investor" contained in Rule 501 promulgated under authority of the Act and has, alone or together with his Offeree's Representative, if any, (as hereinafter defined) such knowledge and experience in financial matters that the Accredited Subscriber is capable of evaluating the relative risks and merits of this subscription (the text of Rule 501 being set forth, in full, in the Debentures);


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(b)      The Accredited Subscriber acknowledges that he, she or it has, based on his, her or its own substantial experience, the ability to evaluate the transactions contemplated hereby and the merits and risks thereof in general and the suitability of the transaction for the Accredited Subscriber in particular;

(c) (1) The Accredited Subscriber understands that the offer and issuance of the Debentures is being made in reliance on the Accredited Investor's representation that he, she or it has reviewed all of the Registrant's reports filed with the Commission during the past 12 months and posted on the Commission's Internet web site (www.sec.gov) and has become familiar with the information disclosed therein, including that contained in exhibits filed with such reports concerning the proposed acquisition of American Internet.

         (2) The Accredited Subscriber is fully aware of the material risks associated with becoming an investor in the Registrant and confirms that he, she or it was previously informed that all documents, records and books pertaining to this investment have been available from the Registrant and that all documents, records and books pertaining to this transaction requested by the Accredited Subscriber have been made available to the Accredited Subscriber;

(d) The Accredited Subscriber has had an opportunity to ask questions of and receive answers from the officers of the Registrant concerning:

         (1) the terms and conditions of this Subscription Agreement and the transactions contemplated hereby, as well as the affairs of the Registrant and related matters; and

         (2) any arrangements or proposed arrangements of the Registrant relating to any of its Debentures Holders that are not identical to those relating to all of its Debentures Holders;

(e) The Accredited Subscriber has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraphs (a), (b), (c) and (d) hereof, as well as to supplement the information in the 34 Act Reports, as called for by Florida Rule 3E-500.005.

(f) The Accredited Subscriber has provided the Registrant with the personal and business financial information concerning himself which he, she or it agrees demonstrates the Accredited Subscriber's general ability to bear the risks of the subject transaction and suitability as a subscriber in a private offering and the Accredited Subscriber hereby affirms the correctness of such information;

(g)      The Accredited Subscriber acknowledges and is aware that:

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         (1)      The Debentures are a speculative  investment with no assurance that the Registrant will be successful, or if successful, that such success will result in payments to the Accredited
                  Subscriber  or  to   realization   of  capital  gains  by  the
                  Accredited Subscriber on disposition of the Debentures or the shares of common stock issuable upon conversion thereof; and

         (2) The Debentures being subscribed for and the shares of common stock into which they are convertible have not been registered under the Securities Act or under any state securities laws, accordingly the Accredited Subscriber may have to hold such Debentures or common stock and may not be able to liquidate, pledge, hypothecate, assign or transfer them;

(h) The Accredited Subscriber has obtained its own oral opinion from his, her or its legal counsel to the effect that after an examination of the transactions associated herewith and the applicable law, no action needs to be taken by either the Accredited Subscriber or the Registrant in conjunction with this Subscription and the issuance of the Debentures in conjunction therewith, other than such actions that have already been taken in order to comply with the securities law requirements of the Accredited Subscriber's state of domicile; and

(i)      (1)      The Debentures and the shares of common stock into which they may  be  converted  will  bear  restrictive  legends  and the
                  Registrant's transfer agent will be instructed not to transfer the  subject  securities  unless they have  been  registered pursuant to Section 5  of  the  Securities  Act  of  1933,  as
                  amended,  or  an  opinion  of counsel satisfactory to legal counsel to the Registrant and the Registrant's  president  has been provided, to the effect that the proposed transaction is
                  exempt  from  registration  requirements   imposed  by  the
                  Securities Act of 1933, as amended,  the  Securities  Exchange
                  Act of 1934, as amended, and any applicable state or foreign laws.

         (2) The legend shall read as follows: "The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the provisions of Section 4(6) of such act, and comparable state law provisions. These securities may not be transferred pledged or hypothecated unless they are first registered under applicable federal, state or foreign laws, or the transaction is demonstrated to be exempt from such requirements to the Registrant's satisfaction."

4.       Responsibility.

(a) The officers of the Registrant will endeavor to exercise their best judgment in the conduct of all matters arising under this Subscription Agreement; provided, however, that this provision shall not enlarge, limit or otherwise affect the liability of the Registrant or its officers.

(b) The Accredited Subscriber shall indemnify and hold harmless the Registrant; any corporation or entity affiliated with the Registrant; the officers, directors and employees of any of the foregoing;

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         or any professional adviser thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees at trial or on appeal, to which said entities and persons may be subject or which said entities and persons incur by reason of or in
         connection   with  any   misrepresentation   made  by  the   Accredited
         Subscriber, any breach of any of the Accredited Subscriber's warranties or the Accredited Subscriber's failure to fulfill any of the covenants or agreements under this Subscription Agreement.

5.       Survival of Representations, Warranties and Agreements.

         The representations, warranties, covenants and agreements contained herein shall survive the delivery of and the payment for the Debentures being subscribed for.

6.       Notices.

         Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed in the case of the Registrant to Equity Growth Systems, inc.; 8001 DeSoto Woods Drive; Sarasota, Florida 34243; and, in the case of the Accredited Subscriber, to the address set forth at the end of this Agreement, or to the address appearing on the books of the Registrant or to such other address as may be designated by the Accredited Subscriber or the Registrant in writing.

                                         Accredited Subscriber Information
                                      Please Print the following Information

Accredited Subscriber's Name:              _____________________________________
Accredited Subscriber's Authorized Signatory: *  _______________________________
Accredited Subscriber's Address:           _____________________________________
Accredited Subscriber's Telephone Number:  _____________________________________
Accredited Subscriber's Tax ** Number:     _____________________________________
------
* If applicable (e.g., if the Subscriber is a corporation, partnership, joint venture, etc.)

**       FEIN or Social Security number

7.       Miscellaneous.

(a) This Agreement shall be governed by, construed and enforced in accordance within the laws of the State of Delaware, both substantive, procedural (except for choice of law provisions) and remedial.

(b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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(c)      This  Agreement  shall be binding on and shall  inure to the benefit of the Parties and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the Parties hereunder shall not be assumable by any Party hereto without the prior written consent of the other.

(d) This Agreement represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the Party against whom enforcement of any such amendment, supplement or modification is sought.

(e) The failure of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver of any Party of any breach of any provision of this Agreement shall not be construed to be a waiver by such Party of any succeeding breach of such provision or waiver by such Party of any breach of any provision.


         IN WITNESS WHEREOF, I have executed this Agreement on behalf of the Accredited Subscriber this ___ day of June, 1999.


                                               Accredited Subscriber

                                    ------------------------------------------.
                                               (Print or Type Name)

                                      By:  _________________________________
                                                    (Signature)


Subscription Accepted:

Equity Growth Systems, inc.                 Dated: June ___, 1999.

By:    _______________________
         Charles J. Scimeca
           President

Attest:  _______________________
      G. Richard Chamberlin, Esquire
      Secretary & General Counsel


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Exhibit Index

Exhibit  Description
1(a)(1)  Form of the Debentures
1(b)(2)  The American Internet 8-KSB
1(d)              Material Risk Factors
3(f)              Investment Letter

                                 Exhibit 1(a)(1)
                             Form of the Debentures

         Provided in independent form separate from this Agreement, but the receipt thereof is hereby acknowledged by the Accredited Subscriber:

Dated: June ___, 1999

                           ---------------------------
                        Accredited Subscriber's Signature

                                 Exhibit 1(b)(2)
                           The American Internet 8-KSB

         Provided in independent form separate from this Agreement, but the receipt thereof is hereby acknowledged by the Accredited Subscriber:

Dated: June ___, 1999

                           ---------------------------
                        Accredited Subscriber's Signature

                                  Exhibit 1(d)
                                  RISK FACTORS

                                 General Warning

     The securities offered hereby are speculative and prospective investors should be aware that they will be subject to a number of material risks, including the risk factors described below. Accordingly, only persons who qualify as accredited investors and can afford to lose their entire investment without a materially adverse impact on their standard of living and financial security participate in this limited offering. Prospective investors should carefully consider the following risk factors relating to the Registrant, the industries in which it operates, general economic factors and the offering together with the other information and financial data available concerning the Registrant, its history and its activities which is available through the Securities and Exchange Commission's (the "Commission") EDGAR system, available at the Commission's Internet web site (www.sec.gov).

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                      Risks Associated with the Registrant

Development Stage Company

         The Registrant recently divested itself of all assets and operations in order to posture itself to make a complete change in its business strategies, as a result of which it was reclassified, for accounting purposes, as a development stage company. The Registrant has entered into an agreement (the "Reorganization Agreement") to acquire 90% of the capital stock of American Internet Technical Centers, Inc., a Nevada corporation ("AI Nevada"), which owns 100% of the capital stock of American Internet Technical Center, Inc., a Florida corporation ("AI Florida;" AI Nevada and AI Florida being collectively hereinafter referred to as the "Subsidiary") and $100,000 from the proceeds of this limited offering will be invested by the Registrant in the Subsidiary immediately following closing on such acquisition. However, it is possible that due to unforseen circumstances, closing on the Reorganization Agreement will not take place and the Registrant will remain a publicly held corporation without material business operations.

Dependence on Future Financing

         The Registrant's anticipates that it will raise all or a substantial portion of the financing required for the Subsidiary and other unrelated acquisitions through a private placement which the Registrant expects to undertake during 1999. However, there are no assurances that the Registrant will succeed in effecting such private placement on favorable terms, if at all, or that the Registrant will be able to raise sufficient capital from such undertaking. Even if the Registrant successfully concludes the proposed private placement, there are no assurances that the Registrant will be able to use those proceeds to generate new favorable acquisitions or to materially improve the business and business prospects of any businesses acquired, including the Subsidiary.

                      Risks Associated with the Debentures

Arbitrary Conversion Price

         The Registrant's management determined the conversion price of the Debentures unilaterally, based upon management's good faith belief as to the reasonable minimum value of the Registrant's restricted securities after the acquisition of the American Internet subsidiaries; however, the conversion price is not based on the Registrant's assets, book value, or earnings or any other tangible or objectively verifiable criteria. Accordingly, the conversion price should not be considered an indication of the actual fair market value of the Registrant's common stock as if appraised by a disinterested party.

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Subordination

         The Debentures are not secured and instead, are specifically made subordinate to any other obligations that the Registrant identifies as "Senior Indebtedness." Consequently, in the event of liquidation of the Registrant, the Debentures could possibly rank behind all of the Registrant's creditors and ahead of only the Registrant's common stock. Subordination is essential to the Registrant and the American Internet subsidiaries because they hope that its will permit them to obtain debt or line of credit financing to expand their operations and fund new acquisitions. If successful, such activities would make it more likely that the terms of the Debentures would be fully complied with. However, if not successful, subordination will greatly reduce the assets available for liquidation in the event of a default.

Lack of Protection under Trust Indenture Act of 1939

         The Trust Indenture Act of 1939, as amended (the "Indenture Act") protects holders of public debt by requiring the use of an approved form of indenture governing the rights and obligations of the parties, and the use of a trustee to act for the creditors. Because of the small amount of debt involved and the restricted nature of the Debenture offering, it is subject to exemptions from the indenture and trustee requirements of the Indenture Act.

No Assurances of a Public Market for Debentures

         There is no public market for the Registrant's Debentures nor is one expected to develop because they have not been registered with the Commission or the securities regulatory authorities of any state; rather, they are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(6) thereof pertaining to sales solely to "accredited investors," as that term is defined in Commission Rule 501 of regulation D. Consequently, it may be difficult or impossible for the holders of the Debentures to sell pledge, hypothecate or sell them should they desire to do so. In addition, there are substantial restrictions on the sale or transfer of the Debentures imposed by federal and state securities laws.

               Risks Associated with the Registrant's Common Stock

         In the event that the Debentures are converted into common stock, the holder will be subject to all the risks inherent in investments in common stock and those that pertain to investments in equity securities of less mature public companies, including legal impediments to liquidity resulting from "penny stock" rules as described in Item __, of the Registrant's report on Form 10-KSB for the year ended December 31, 1998). Such risks include:

(6) Dividends will be paid only when declared by the Registrant's board of directors out of funds legally available therefore. The Registrant's Board of Directors will determine future dividend policy based upon the Registrant's results of operations, financial condition, capital requirements, and other circumstances. The Registrant currently does not contemplate paying dividends on the

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         common stock in the foreseeable  future since it intends to use all its earnings, if any, to finance expansion, acquisition, and marketing campaigns.

(7) Currently, the Registrant's officers and directors beneficially own approximately __% of the Registrant's outstanding common stock and, if all of the Debentures are converted into common stock, will continue to beneficially own approximately ___% of the Registrant's outstanding common stock. When added to the outstanding shares beneficially owned by the Registrant's control group (its consultants, officers and directors, the officers and directors of its subsidiaries (including the shares to be issued for the American Internet Subsidiaries), and their affiliates, collectively hereinafter referred to as the "Control Group"), the Registrant's Control Group beneficially will own _____% of the Registrant's outstanding common stock. Based on such ownership, the Control Group will be in a position to totally control all aspects of the Registrant's operations, including election of directors, selection of auditors, approval of charter amendments and benefit plans, etc.


            Risks Associated with the American Internet Subsidiaries

         The information called for hereby is incorporated by reference from "Item 2, Risk factors" as contained in the draft of the report on Form 8-KSB prepared by the Registrant for filing with the Securities and Exchange Commission within 15 days after closing on the acquisition of the American Internet Subsidiaries, a copy of which is included as exhibit 1(b)(2) to the Accredited Investor Subscription Agreement.

                                  Exhibit 3(f)
                            FORM OF INVESTMENT LETTER


Date:

Charles J. Scimeca
President
Equity Growth Systems, inc.
8001 DeSoto Woods Drive
Sarasota, Florida 34243


         Re.:     Debentures Subscription

Dear Sir:

     I hereby certify and warrant that I am acquiring $_______________ in principal amount of Class A, Series A, Convertible, Subordinated, Debentures of Equity Growth Systems, inc. (the "Registrant" and the "Debentures," respectively). I hereby certify under penalty of perjury that upon receipt of the Debentures, I will be acquiring them for my own account for investment purposes without any intention of selling or distributing all or any part thereof. I represent and warrant that I qualify as an accredited investor (as that term is defined in rule 501 of Regulation D promulgated under authority of the Securities Act of 1933, as amended) and that I am sophisticated in financial affairs, or have relied on the advice of someone sophisticated in financial affairs, and I able to bear the economic risks of this investment and I do not have any reason to anticipate any change in my circumstances, financial or otherwise, nor any other particular occasion or event which should cause me to sell or distribute, or necessitate or require my sale or distribution of the Debentures. No one other than me has any beneficial interest in the Debentures.


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


         I further certify that I have consulted with my own legal counsel who, after having been apprized by me of all the material facts surrounding this transaction, opined to me, for the benefit of the Registrant, that this transaction was being effected in full compliance with the applicable securities laws of my state of domicile.

         I agree that I will in no event sell or distribute any of the Debentures or the shares of common stock into which they are convertible unless in the opinion of your counsel (based on an opinion of my legal counsel) the Debentures or common stock may be legally sold without registration under the Securities Act of 1933, as amended, and/or registration and/or other qualification under then-applicable State and/or Federal statutes, or the Debentures or common stock shall have been so registered and/or qualified and an appropriate prospectus, shall then be in effect.

         I am fully aware that the Debentures are being offered and sold by the Registrant to me in reliance on the exemption provided by Section 4(6) or the Securities Act of 1933, as amended, which exempts the sale of securities by an issuer solely to accredited investors and on my certifications and warranties.

         In connection with the foregoing, I consent to your legending my certificates representing the Debentures to indicate my investment intent and the restriction on transfer contemplated hereby and to your placing a "stop transfer" order against the Debentures in the Registrant's securities transfer books until the conditions set forth herein shall have been met.

         I acknowledge by my execution hereof that I have had access to your books, records and properties, and have inspected the same to my full and complete satisfaction prior to my acquisition of the Debentures. I represent and warrant that because of my experience in business and investments, I am competent to make an informed investment decision with respect thereto on the basis of my inspection of your records and my questioning of your officers.

         I further certify that my domicile is located at the following address:

Accredited Subscriber's Name:             _____________________________________

Accredited Subscriber's Address:         _______________________________________




                      ------------------------------------


                                Very truly yours,



                       Accredited Subscriber

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